EXHIBIT 99.4

                   CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

         We hereby consent to the use of and reference to our opinion dated January 19, 2000 to the board of directors of onlinetradinginc.com corp. in the joint proxy statement/prospectus included in this Amendment No. 1 to Registration Statement on Form S-4 of OnlineTrading.com Group, Inc. (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        RAYMOND JAMES & ASSOCIATES, INC.

                                        /s/ Raymond James & Associates, Inc.
                                        ----------------------------------------
                                        St. Petersburg, FL
                                        June 5, 2000